FOR IMMEDIATE RELEASE

MEDIA CONTACT:                          SHAREHOLDER CONTACT
Mary Ann Susco                          Marco Acosta
212-850-1382                            800-597-6068
suscom@jwseligman.com                   acostam@jwseligman.com

            Seligman Select Municipal Fund, Inc. (NYSE:SEL) Announces Re-election of Directors and the Selection of Deloitte & Touche LLP as
                                    Auditors

NEW YORK, May 15, 2006 - The Board of Directors of Seligman Select Municipal Fund, Inc. (NYSE: SEL), announced the re-election of three Directors at the Annual Meeting held today at the Corporation's offices, 100 Park Avenue, New York, New York.

Shareholders re-elected three Directors: General John R. Galvin, William C. Morris, and Robert L. Shafer, each of whose current term expired at the 2006 Annual Meeting. All new terms expire in 2009.

Additionally, the selection of Deloitte & Touche LLP as auditors for Seligman Select Municipal Fund was ratified by a majority of votes cast. Deloitte & Touche LLP and its predecessor firms have been auditors for the Fund since its inception in 1990.

Seligman Select Municipal Fund is managed by J. & W. Seligman & Co. Incorporated, a New York based investment manager and advisor, which was founded in 1864.

You should consider the investment objectives, risks, charges, and expenses of a Fund carefully before investing. You can obtain information about a Fund (including its investment objectives, risks, charges, expenses, and other information) by contacting your financial advisor or Seligman Services, Inc. at 800-597-6068.

                                       ###